Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS THIRD-QUARTER 2012 RESULTS

— Reaffirms sales and adjusted earnings projections for 2012 —

LAKE FOREST, Ill., Nov. 7, 2012 -- Hospira, Inc. (NYSE: HSP), the world's leading provider of injectable drugs and infusion technologies, today reported results for the third quarter ended Sept. 30, 2012. Net sales for the quarter were $994 million, and adjusted* diluted earnings per share were $0.47. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.) Diluted earnings per share on a Generally Accepted Accounting Principles (GAAP) basis were $0.01.

"Results for the third quarter were in line with our expectations, and we continued to advance our overall quality improvement initiatives," said F. Michael Ball, chief executive officer. "We remain fully committed to reinforcing Hospira's foundation, and we believe we are making progress in this regard. As we head toward the end of what has been a challenging year for Hospira, I am pleased with our dedicated focus, the improvements we are making across the organization and the advancements of Hospira's growth expansion initiatives. I remain confident that our actions are positioning Hospira to be a stronger, more competitive global company, one that will serve the needs of our customers and patients, and deliver strong value to our shareholders."

Third-Quarter 2012 Results

The following table highlights selected financial results for the third quarter of 2012 compared to the same period in 2011:

In $ millions, except per share amounts	GAAP Three Months Ended September 30,		%	Adjusted* Three Months Ended September 30,		%
	2012	2011	Change	2012	2011	Change
Net Sales	$994.0	$976.7	1.8%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$214.3	$303.9	(29.5)%	$334.0	$361.3	(7.6)%
(Loss) Income from Operations	$(16.5)	$(85.2)	80.6%	$112.6	$142.4	(20.9)%
Diluted Earnings (Loss) Per Share	$0.01	$(0.54)	101.9%	$0.47	$0.66	(28.8)%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	21.6%	31.1%		33.6%	37.0%
(Loss) Income from Operations	(1.7)%	(8.7)%		11.3%	14.6%

Results under U.S. GAAP include items as detailed in the schedules attached to this press release.

Net sales for the quarter were $994 million, an increase of 1.8 percent compared to $977 million in the third quarter of 2011. On a constant-currency basis, third-quarter 2012 net sales increased 3.9 percent compared to the third quarter of 2011. Strong U.S. sales of several Specialty Injectable Pharmaceutical (SIP) products, including Precedex™ and the oncolytic oxaliplatin, which was relaunched during the quarter, as well as higher volumes for certain SIP products in the company's Europe, Middle East and Africa (EMEA) region, contributed to the positive performance in the quarter. The strong SIP performance more than offset the impact to supply in 2012 of the company's quality-improvement and remediation initiatives.

Adjusted* income from operations for the third quarter of 2012 was $113 million compared to $142 million in the third quarter of 2011. The majority of the decline reflects the impact of costs associated with higher year-over-year manufacturing expense. On a GAAP basis, the loss from operations for the third quarter of 2012 was $17 million compared to a loss from operations of $85 million in the third quarter of 2011. On a GAAP basis, in addition to the higher year-over-year manufacturing expense, the third quarter of 2012, and to a lesser extent, the third quarter of 2011, included charges associated with certain quality- and product-related matters. The third quarter of 2011 also included the impact of a goodwill impairment charge.

The effective tax rate on an adjusted basis* in the quarter was 19.0 percent compared to 16.9 percent in the third-quarter 2011. The increase is due to the impact in 2011 of a reduction in the full-year annual effective tax rate, reflected in the third quarter of 2011. The third quarter 2012 effective tax rate on a GAAP basis was a benefit of 85.9 percent compared to a benefit of 8.1 percent in the third quarter of 2011. The third-quarter 2012 GAAP tax benefit, and to a lesser extent the third-quarter 2011 tax benefit, resulted from higher quality- and product-related charges in higher-tax rate jurisdictions.

Cash Flow

Cash flow from operations for the first nine months of 2012 was $404 million, compared to the $277 million in the same period of 2011. The increase primarily reflects lower working capital investments and lower income tax and interest payments in 2012 compared to 2011.

Capital expenditures were $202 million for the first nine months of 2012, compared to $211 million for the first nine months of 2011.

2012 Projections

Hospira continues to project 2012 net sales to range between negative 1 to positive 2 percent on a constant-currency basis, with foreign exchange expected to detract from results by a negative 1 to negative 2 percent.

The company continues to believe that full-year 2012 adjusted* diluted earnings per share will be approximately $2.00.

The reconciliation between the projected 2012 adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Projected diluted earnings per share — adjusted*	$2.00

Estimated amortization of intangible assets related to certain acquisitions (mid-point of an estimated range of $0.30 to $0.32 per diluted share)	$(0.31)

Estimated charges for certain quality and product-related matters (mid-point of an estimated range of $0.78 to $0.88 per diluted share)	$(0.83)

Estimated charges related to capacity expansion (mid-point of an estimated range of $0.07 to $0.09 per diluted share)	$(0.08)

Estimated charges related to facilities optimization (mid-point of an estimated range of $0.08 to $0.10 per diluted share)	$(0.09)

Estimated charges for other restructuring	$(0.07)

Charges related to impairment of certain assets	$(0.09)

Projected diluted earnings per share — GAAP	$0.53

The adjusting items are shown net of tax in aggregate of $131 million, which is calculated for the specified adjustments stated above, based on the statutory tax rates in the various tax jurisdictions in which the items are expected to occur.

The company is narrowing the projected range for cash flow from operations in 2012 to between $475 million and $500 million. The company continues to project that depreciation and amortization will range between $240 million and $260 million. Capital expenditures are now projected to range between $325 million and $350 million.

*Use of Non-GAAP Financial Measures

Adjusted measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material

Hospira will hold a conference call for investors and media at 8 a.m. Central time on Wednesday, Nov. 7, 2012. A live webcast of the conference call will be available on Hospira's website at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations website at the beginning of the conference call. A replay will be available on the Hospira website for 30 days following the call.

About Hospira

Hospira, Inc. is the world's leading provider of injectable drugs and infusion technologies. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 15,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira's results of operations, projections of certain charges and expenses, cash flow and other statements regarding Hospira's goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, technological, manufacturing supply, quality and other factors that may affect Hospira's operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Hospira's latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Dan Rosenberg	Karen King
(224) 212-3366	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

Hospira, Inc.
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Three Months Ended September 30,		% Change
	2012	2011
Net sales	$994.0	$976.7	1.8%

Cost of products sold	779.7	672.8	15.9%
Restructuring, impairment and (gain) on disposition of assets, net	9.4	170.2	(94.5)%
Research and development	66.2	69.3	(4.5)%
Selling, general and administrative	155.2	149.6	3.7%
Total operating costs and expenses	1,010.5	1,061.9	(4.8)%
Loss From Operations	(16.5)	(85.2)	80.6%

Interest expense	21.1	23.4	(9.8)%
Other expense (income), net	2.8	(1.8)	255.6%
Loss Before Income Taxes	(40.4)	(106.8)	62.2%

Income tax benefit	(34.7)	(8.6)	(303.5)%
Equity income from affiliates, net	(6.9)	(9.3)	(25.8)%
Net Income (Loss)	$1.2	$(88.9)	101.3%

Earnings (Loss) Per Common Share:
Basic	$0.01	$(0.54)	101.9%
Diluted	$0.01	$(0.54)	101.9%

Weighted Average Common Shares Outstanding:
Basic	165.1	164.5	0.4%
Diluted	165.9	164.5	0.9%

Adjusted Gross Profit (1)(2)	$334.0	$361.3	(7.6)%
Adjusted Income From Operations (1)	$112.6	$142.4	(20.9)%
Adjusted Net Income (1)	$78.4	$109.7	(28.5)%
Adjusted Diluted Earnings Per Share (1)	$0.47	$0.66	(28.8)%

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended September 30,		Adjusted (1) Three Months Ended September 30,
	2012	2011	2012	2011
Gross Profit (2)	21.6%	31.1%	33.6%	37.0%
(Loss) Income From Operations	(1.7)%	(8.7)%	11.3%	14.6%
Net Income (Loss)	0.1%	(9.1)%	7.9%	11.2%
Income Tax Rate	85.9%	8.1%	19.0%	16.9%

______________________________________________________________________________

(1)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Nine Months Ended September 30,		% Change
	2012	2011
Net sales	$2,993.2	$3,043.1	(1.6)%

Cost of products sold	2,195.4	1,926.7	13.9%
Restructuring, impairment and (gain) on disposition of assets, net	41.6	184.9	(77.5)%
Research and development	218.9	192.0	14.0%
Selling, general and administrative	509.3	470.4	8.3%
Total operating costs and expenses	2,965.2	2,774.0	6.9%
Income From Operations	28.0	269.1	(89.6)%

Interest expense	64.3	70.7	(9.1)%
Other expense (income), net	12.8	(6.0)	313.3%
(Loss) Income Before Income Taxes	(49.1)	204.4	(124.0)%

Income tax (benefit) expense	(61.0)	38.0	(260.5)%
Equity income from affiliates, net	(27.0)	(38.2)	(29.3)%
Net Income	$38.9	$204.6	(81.0)%

Earnings Per Common Share:
Basic	$0.24	$1.23	(80.5)%
Diluted	$0.23	$1.21	(81.0)%

Weighted Average Common Shares Outstanding:
Basic	165.0	165.8	(0.5)%
Diluted	166.0	168.7	(1.6)%

Adjusted Gross Profit (1)(2)	$1,062.3	$1,219.0	(12.9)%
Adjusted Income From Operations (1)	$334.1	$557.8	(40.1)%
Adjusted Net Income (1)	$242.0	$425.3	(43.1)%
Adjusted Diluted Earnings Per Share (1)	$1.46	$2.52	(42.1)%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Nine Months Ended September 30,		Adjusted (1) Nine Months Ended September 30,
	2012	2011	2012	2011
Gross Profit (2)	26.7%	36.7%	35.5%	40.1%
Income From Operations	0.9%	8.8%	11.2%	18.3%
Net Income	1.3%	6.7%	8.1%	14.0%
Income Tax Rate	124.2%	18.6%	19.0%	21.5%
______________________________________________________________________________

(1)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Three months ended September 30, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	(Loss) Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$214.3	$(16.5)	$1.2	$0.01
Specified items:
Amortization of certain intangible assets (A)	18.3	18.3	12.4	0.07
Impairment of certain assets (B)	—	11.3	8.2	0.05
Certain quality and product related charges (C)	97.3	97.3	60.9	0.37
Capacity expansion related charges (D)	4.1	4.1	2.4	0.01
Other restructuring charges (E)	—	(1.9)	(6.7)	(0.04)
Adjusted financial measures (3)	$334.0	$112.6	$78.4	$0.47
__________________________________________________________________________
GAAP results for the three months ended September 30, 2012 include:

(A)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited ("Mayne Pharma"), Javelin Pharmaceuticals, Inc. ("Javelin Pharma") and a generic injectable business by Hospira Healthcare India Private Limited ("Hospira India").

(B)	Impairment of certain assets: $11.3 million reported in Restructuring, impairment, and (gain) on disposition of assets, net, related to impairments of certain intangible assets.

(C)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, device product review and remediation costs to address identified issues, and costs for corrective actions. These charges are directly associated with Hospira's response to the United States Food and Drug Administration ("FDA") warning letters and charges related to certain device related remediation activities.

(D)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.

(E)	Other Restructuring Charges: $(1.9) million reported in Restructuring, impairment, and (gain) on disposition of assets, net, for a gain on disposition of a non-strategic product line.

Three months ended September 30, 2011 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	(Loss) Income From Operations	Net (Loss) Income (2)	Diluted EPS
GAAP financial measures	$303.9	$(85.2)	$(88.9)	$(0.54)
Specified items:
Amortization of certain intangible assets (A)	19.2	19.2	13.0	0.08
Impairment of certain assets (B)	—	15.2	10.4	0.06
Certain quality and product related charges (C)	36.7	36.7	22.9	0.14
Capacity expansion related charges (D)	1.5	1.5	1.0	0.01
Goodwill impairment (E)	—	155.0	151.3	0.92
Diluted shares impact				(0.01)
Adjusted financial measures (3)	$361.3	$142.4	$109.7	$0.66

__________________________________________________________________________
GAAP results for the three months ended September 30, 2011 include:

(A)
Amortization of certain intangible assets: $19.2 million reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.

(B)	Impairment of certain assets: $15.2 million reported in Restructuring, impairment and (gain) on disposition of assets, net, related to impairments of certain intangible assets.

(C)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, device product review and remediation costs to address identified issues, and costs for corrective actions. These charges are directly associated with Hospira's response to the FDA warning letter and charges related to certain device related remediation activities.

(D)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.

(E)	Goodwill impairment: $155.0 million reported in Restructuring, impairment and (gain) on disposition of assets, net related to Hospira's Europe, Middle East & Africa ("EMEA") reporting unit.

(1)    Gross profit is defined as Net sales less Cost of products sold

(2)
Adjusted Net income is shown net of tax of $51.6 million and $29.0 million for the three months ended September 30, 2012 and 2011, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on November 7, 2012 for additional information.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Nine months ended September 30, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$797.8	$28.0	$38.9	$0.23
Specified items:
Facilities Optimization charges (A)	—	17.4	10.7	0.06
Amortization of certain intangible assets (B)	54.8	54.8	37.8	0.23
Impairment of certain assets (C)	—	14.0	15.3	0.09
Certain quality and product related charges (D)	192.6	192.6	120.5	0.73
Capacity expansion related charges (E)	11.3	11.3	7.6	0.05
Other restructuring charges (F)	5.8	16.0	11.2	0.07
Adjusted financial measures (3)	$1,062.3	$334.1	$242.0	$1.46

__________________________________________________________________________
GAAP results for the nine months ended September 30, 2012 include:

(A)
Facilities Optimization charges: $17.4 million reported in Restructuring, impairment, and (gain) disposition of assets, net. The equipment and facility impairment charges relate to Hospira's plans to exit a specialty injectable drug finishing operation.

(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.

(C)
Impairment of certain assets: $14.0 million reported in Restructuring, impairment, and (gain) on disposition of assets, net, and $8.4 million reported in Other expense (income), net. These charges relate to impairments of certain intangible assets and a cost method investment, respectively.

(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, device product review and remediation costs to address identified issues, and costs for corrective actions. These charges are directly associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.

(F)
Other Restructuring Charges: $5.8 million reported in Cost of products sold and $10.2 million reported in Restructuring, impairment, and (gain) on disposition of assets, net. These charges include inventory charges, equipment impairments, contract termination charges and gain on disposition associated with Hospira's exit of non-strategic product lines.

Nine months ended September 30, 2011 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$1,116.4	$269.1	$204.6	$1.21
Specified items:
Project Fuel and related charges (A)	5.0	9.6	6.3	0.04
Facilities Optimization charges (B)	0.8	1.1	0.7	0.01
Amortization of certain intangible assets (C)	58.6	58.6	40.9	0.24
Impairment of certain assets (D)	—	18.4	11.5	0.07
Certain quality and product related charges (E)	36.7	36.7	22.9	0.13
Capacity expansion related charges (F)	1.5	1.5	1.0	0.01
Other restructuring charges (G)	—	7.8	5.8	0.03
Goodwill impairment (H)	—	155.0	151.3	0.90
Settlement of IRS tax audit benefit (I)	—	—	(19.7)	(0.12)
Adjusted financial measures (3)	$1,219.0	$557.8	$425.3	$2.52

__________________________________________________________________________
GAAP results for the nine months ended September 30, 2012 include:

(A)
Project Fuel and related charges: $5.0 million reported in Cost of products sold, $3.4 million reported in Restructuring, impairment and (gain) on disposition of assets, net and $1.2 million reported in Selling, general and administrative. Project Fuel initiatives include costs for process optimization implementation, severance and other employee benefits, exit costs, and other asset charges.

(B)
Facilities Optimization charges: $0.8 million reported in Cost of products sold and $0.3 million reported in Restructuring, impairment and (gain) on disposition of assets, net. These charges relate to facilities optimization from the closure or departure from certain manufacturing and R&D facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)
Amortization of certain intangible assets: $58.6 million reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma, and a generic injectible business by Hospira India.

(D)	Impairment of certain assets: $18.4 million reported in Restructuring, impairment and (gain) on disposition of assets, net, related to impairments of certain intangible assets.

(E)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, device product review and remediation costs to address identified issues, and costs for corrective actions. These charges are directly associated with Hospira's response to the FDA warning letter and charges related to certain device related remediation activities.

(F)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.

(G)
Other restructuring charges: $7.8 million reported in Restructuring, impairment and (gain) on disposition of assets, net for distribution contract termination charges related to certain Latin America operations.

(H)	Goodwill impairment: $155.0 million reported in Restructuring, impairment and (gain) on disposition of assets, net related to Hospira's EMEA reporting unit.

(I)	Settlement of IRS tax audit benefit of $19.7 million reported in Income tax expense. This discrete income tax benefit is related to the completion and effective settlement of U.S. tax return audits.

(1)    Gross profit is defined as Net sales less Cost of products sold

(2)
Adjusted Net income is shown net of tax of $111.4 million and $48.3 million exclusive of the 2011 tax audit settlement for the nine months ended September 30, 2012 and 2011, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on November 7, 2012 for additional information.

Hospira, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in millions)

	September 30, 2012	December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$841.2	$597.5
Trade receivables, less allowances of $14.1 in 2012 and $15.7 in 2011	585.1	639.9
Inventories, net	1,009.2	1,027.0
Deferred income taxes	163.8	174.4
Prepaid expenses	70.6	45.9
Other receivables	120.1	86.0
Total Current Assets	2,790.0	2,570.7
Property and equipment, net	1,405.7	1,355.0
Intangible assets, net	288.5	355.8
Goodwill	1,083.8	1,082.9
Deferred income taxes	284.1	232.2
Investments	64.7	48.7
Other assets	157.4	133.8
Total Assets	$6,074.2	$5,779.1
Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$87.0	$36.6
Trade accounts payable	267.7	241.3
Salaries, wages and commissions	130.0	113.0
Other accrued liabilities	519.5	456.9
Total Current Liabilities	1,004.2	847.8
Long-term debt	1,708.8	1,711.9
Deferred income taxes	2.8	5.7
Post-retirement obligations and other long-term liabilities	327.4	275.7
Commitments and Contingencies	0	0
Total Shareholders’ Equity	3,031.0	2,938.0
Total Liabilities and Shareholders’ Equity	$6,074.2	$5,779.1

Hospira, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Nine Months Ended September 30,
	2012	2011
Cash Flow From Operating Activities:
Net income	$38.9	$204.6
Adjustments to reconcile net income to net cash from operating activities-
Depreciation	122.2	123.6
Amortization of intangible assets	62.6	67.1
Stock-based compensation expense	29.9	32.1
Undistributed equity income from affiliates	(27.0)	(38.2)
Distributions received from equity method affiliates	—	30.3
Deferred income tax and other tax adjustments	(47.0)	(31.9)
Impairment and other asset charges	58.3	181.4
Gains on disposition of assets	(5.9)	—
Changes in assets and liabilities-
Trade receivables	55.4	(7.8)
Inventories	9.5	(161.4)
Prepaid expenses and other assets	(39.9)	(53.7)
Trade accounts payable	31.1	(84.8)
Other liabilities	114.5	4.6
Other, net	1.8	11.1
Net Cash Provided by Operating Activities	404.4	277.0

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(201.8)	(211.3)
Other payments to acquire business	(15.0)	—
Purchases of intangibles and other investments	(9.6)	(5.2)
Proceeds from disposition of businesses and assets	9.6	13.3
Net Cash Used in Investing Activities	(216.8)	(203.2)

Cash Flow From Financing Activities:
Other borrowings, net	45.8	8.5
Common stock repurchased	—	(200.0)
Excess tax benefit from stock-based compensation arrangements	2.1	7.4
Proceeds from stock options exercised	6.9	47.5
Net Cash Provided by (Used in) Financing Activities	54.8	(136.6)

Effect of exchange rate changes on cash and cash equivalents	1.3	(14.1)

Net change in cash and cash equivalents	243.7	(76.9)
Cash and cash equivalents at beginning of period	597.5	604.3
Cash and cash equivalents at end of period	$841.2	$527.4

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$65.8	$82.4
Income taxes, net of refunds	$0.5	$34.0

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)	2012	2011	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)
Americas—
Specialty Injectable Pharmaceuticals	$502.0	$485.2	3.5%	4.4%	$1,451.4	$1,525.2	(4.8)%	(4.0)%
Medication Management	197.6	199.9	(1.2)%	(0.3)%	624.2	596.4	4.7%	5.3%
Other Pharma	89.5	82.8	8.1%	8.2%	294.1	298.3	(1.4)%	(1.1)%
Total Americas	789.1	767.9	2.8%	3.6%	2,369.7	2,419.9	(2.1)%	(1.3)%

Europe, Middle East & Africa—
Specialty Injectable Pharmaceuticals	76.6	75.2	1.9%	13.5%	235.1	219.8	7.0%	16.6%
Medication Management	27.1	29.6	(8.4)%	2.7%	88.1	97.3	(9.5)%	(1.2)%
Other Pharma	19.2	24.5	(21.6)%	(17.3)%	62.9	66.8	(5.8)%	(1.3)%
Total Europe, Middle East & Africa	122.9	129.3	(4.9)%	5.2%	386.1	383.9	0.6%	8.9%

Asia Pacific—
Specialty Injectable Pharmaceuticals	64.6	66.4	(2.7)%	(0.9)%	187.3	195.6	(4.2)%	(2.5)%
Medication Management	11.9	11.1	7.2%	8.2%	35.6	33.6	6.0%	6.4%
Other Pharma	5.5	2.0	175.0%	177.0%	14.5	10.1	43.6%	43.6%
Total Asia Pacific	82.0	79.5	3.1%	4.9%	237.4	239.3	(0.8)%	0.7%

Net Sales	$994.0	$976.7	1.8%	3.9%	$2,993.2	$3,043.1	(1.6)%	0.1%

Global—
Specialty Injectable Pharmaceuticals	$643.2	$626.8	2.6%	4.9%	$1,873.8	$1,940.6	(3.4)%	(1.5)%
Medication Management	236.6	240.6	(1.7)%	0.5%	747.9	727.3	2.8%	4.5%
Other Pharma	114.2	109.3	4.5%	5.6%	371.5	375.2	(1.0)%	0.1%
Net Sales	$994.0	$976.7	1.8%	3.9%	$2,993.2	$3,043.1	(1.6)%	0.1%

(1) The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates.  Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period.  Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira’s results of operations.  Management uses these measures internally to monitor business unit performance and in evaluating management performance. These measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from or a replacement for, financial measures prepared in accordance with GAAP.